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                                                                   Exhibit 10.53



                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                  This INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement"), dated as of August 7, 2002, among (i) THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), (ii) ABLECO FINANCE LLC, a Delaware limited liability company ("Ableco"), as agent for the Ableco Group Lenders (as defined below) party to the Ableco Financing Agreement referred to below (in such capacity, the "Ableco Group Agent"), (iii) TRANSTECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), (iv) each of the Company's subsidiaries listed on the signature pages hereto, and (v) each of J.H. WHITNEY MEZZANINE FUND, L.P., a Delaware limited partnership ("WMF"), ALBION ALLIANCE MEZZANINE FUND I, L.P., a Delaware limited partnership ("Albion I"), ALBION ALLIANCE MEZZANINE FUND II, L.P., a Delaware limited partnership ("Albion II"), THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable"), FLEET CORPORATE FINANCE, INC., a Massachusetts corporation ("FCFI"), and CITIZENS CAPITAL, INC., a Massachusetts corporation ("Citizens"; and together with WMF, Albion I, Albion II, Equitable and FCFI, the "Purchasers" and, individually, a "Purchaser").

                  WHEREAS, pursuant to the Financing Agreement, dated as of August 7, 2002 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, including any replacement agreement therefor, provided that any such amendment, restatement, supplement or other modification shall be subject to the limitations included in the definition of the term Senior Debt in this Agreement, the "CIT Financing Agreement"), among CIT and the Borrowers (as defined below), CIT has agreed, upon the terms and subject to the conditions contained therein, to make loans and otherwise to extend credit to the Borrowers; and

                  WHEREAS, pursuant to the Financing Agreement, dated as of August 7, 2002 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, including any replacement agreement therefor, provided that any such amendment, restatement, supplement or other modification shall be subject to the limitations included in the definition of the term Senior Debt in this Agreement, the "Ableco Financing Agreement"), among the Ableco Group Agent, the lenders from time to time party thereto (the "Ableco Group Lenders") and the Borrowers (as defined below), the Ableco Group Agent and the Ableco Group Lenders have agreed, upon the terms and subject to the conditions contained therein, to make a term loan to the Borrowers; and

                  WHEREAS, the Purchasers have extended credit to the Company pursuant to a Securities Purchase Agreement, dated as of August 29, 2000, as amended by the First Amendment Agreement, dated as of August 7, 2002 (as further amended as permitted herein and in effect from time to time, the "Subordinated Agreement"), between the Purchasers and the Company; and



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                  WHEREAS, it is a condition precedent to the Lenders (as
defined below) and the Ableco Group Agent entering into their respective Financing Agreements that the Company and the Purchasers enter into this Agreement with CIT and the Ableco Group Agent;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CIT, the Ableco Group Agent, each of the Purchasers severally (and not jointly), and to the extent set forth herein the Company, hereby agree, intending to be legally bound, as follows:

                  1. DEFINITIONS. Terms not otherwise defined herein have the same respective meanings given to them in the Ableco Financing Agreement as in effect on the date hereof. In addition, the following terms shall have the following meanings:

                  ABLECO GROUP AGENT. As defined in the preamble hereto and shall include any replacement or successor agent under the Ableco Financing Agreement.

                  ABLECO GROUP LENDERS. As defined in the preamble hereto, together with their respective successors and assigns, and shall include any replacement or successive lenders under the Ableco Financing Agreement.

                  AFFILIATED HOLDER GROUP. With respect to any holder of a Subordinated Note, such holder and each other holder of a Subordinated Note (a) that is an Affiliate of such holder, (b) the investments of which are managed by the same Person or (c) that are within a group of funds, the investments of which are managed by the same Person or by Affiliates, in each case, considered as a group.

                  BORROWERS. Collectively, the Company and certain Subsidiaries of the Company party to the CIT Financing Agreement and the Ableco Financing Agreement, and their successors and assigns, including without limitation, any Borrower as debtor, and the estate of any Borrower as debtor, under the federal Bankruptcy Code as well as any permitted post-confirmation successor to such debtor under Chapter 11 of the federal Bankruptcy Code.

                  CIT. As defined in the preamble hereto, together with its respective successors and assigns, and shall include any replacement lender under the CIT Financing Agreement.

                  COMPANY. As defined in the preamble hereto; provided that "Company" as used herein includes the Company as debtor, and the estate of the Company as debtor, under the federal Bankruptcy Code as well as any permitted post-confirmation successor to such debtor under Chapter 11 of the federal Bankruptcy Code.

                  CREDIT DOCUMENTS. Collectively, the Financing Agreements and the Subordinated Agreement.

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                  FINANCING AGREEMENTS. Collectively, the CIT Financing
Agreement and the Ableco Financing Agreement.

                  GUARANTORS. Collectively, each Subsidiary of the Company (other than a Borrower), whose name appears on the signature pages hereof, each other person who, from time to time, is a guarantor pursuant to the Senior Loan Documents, and their successors and assigns, including without limitation, any Guarantor as debtor, and the estate of any Guarantor as debtor, under the federal Bankruptcy Code as well as any permitted post-confirmation successor to such debtor under Chapter 11 of the federal Bankruptcy Code.

                  INSOLVENCY PROCEEDING. A case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or any of its Subsidiaries or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or any of its Subsidiaries or their business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company or any of its Subsidiaries for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise.

                  LENDERS. Collectively, CIT, the Ableco Group Lenders and the Ableco Group Agent, together with their respective successors and assigns, and shall include any replacement or successive lenders under the Financing Agreements.

                  OBLIGORS.  Collectively, the Borrowers and the Guarantors.

                  PURCHASER OR PURCHASERS. As defined in the preamble hereto, together with their successors and assigns.

                  SENIOR DEBT. All principal, interest, fees, costs, enforcement expenses (including reasonable legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Financing Agreements or any of the other Senior Loan Documents or any other document, instrument or agreement executed in connection therewith or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of any Lender. It is expressly acknowledged and agreed that the amount of Senior Debt may be increased, the term thereof may be extended or shortened, and the provisions thereof may be amended, modified, replaced or restated in any respect, including without limitation, amendments, modifications, restatements or replacements after the commencement of an Insolvency Proceeding, provided, however, that in no event shall (i) the aggregate principal amount of the Senior Debt, as at any date of determination, exceed $39,000,000 minus, as to any term loan, all payments of principal on such term loan paid by the Borrowers between the date hereof and such date of determination and, as to any revolving credit loan, the



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aggregate amount of all permanent reductions of commitments to provide such revolving credit loan between the date hereof and such date of determination, provided that the foregoing limitation shall not apply to obligations consisting of interest (including, without limitation, paid-in-kind interest capitalized and added to the outstanding principal of a loan), fees, indemnities, costs and expenses, whether or not charged by a Lender to the loan account of any Borrower maintained under any of the Senior Loan Documents, (ii) with respect to each Financing Agreement, the highest rate of interest on the Senior Debt under such Financing Agreement be increased by more than 250 basis points above the highest rate of interest specified therein as at the date hereof (it being understood that the imposition of a default rate of interest in the amount and under the circumstances in such Financing Agreement as in effect on the date hereof shall not be restricted by this clause (ii)), (iii) the final scheduled maturity of the Senior Debt be extended beyond February 28, 2005, (iv) the weighted averaged maturity of regularly scheduled payments of principal on the Senior Debt as at the date hereof be accelerated (it being understood that the acceleration of the entire Senior Debt in accordance with and under such circumstances as are contained in the Senior Loan Documents shall not be restricted by this clause
(iv)), or (v) any provision of the Senior Loan Documents with respect to the permissibility of payments which can be made under the Subordinated Documents be added or made more restrictive. Senior Debt shall expressly include any and all interest accruing and out-of-pocket costs or expenses incurred after the date of any filing by or against the Company or any of its Subsidiaries of any Insolvency Proceeding regardless of whether a claim therefor is allowed or allowable in the case or proceeding relating thereto.

                  SENIOR LOAN DOCUMENTS. The "Loan Documents", as defined in the CIT Financing Agreement and/or the Ableco Financing Agreement, or any like term of the same meaning contained in any other Financing Agreement.

                  SUBORDINATED DEBT. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Subordinated Agreement or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Purchasers or any subsequent assignee, provided, that, the term Subordinated Debt shall include any obligations of the Obligors in favor of the Purchasers with respect to any puts or any similar obligation to repurchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Obligors.

                  SUBORDINATED DEFAULT. An "Event of Default" as defined in the Subordinated Agreement or the Subordinated Notes, or a default or event of default under any of the other Subordinated Documents.

                  SUBORDINATED DEFAULT NOTICE. A written notice from the Purchasers to CIT and the Ableco Group Agent pursuant to which such Persons are notified of the occurrence of a Subordinated Default that is continuing, which notice incorporates a reasonably detailed description of such Subordinated Default.



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                  SUBORDINATED DOCUMENTS. Collectively, the Subordinated
Agreement, the Subordinated Notes and any and all guaranties and security agreements, mortgages and other agreements or instruments creating liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created.

                  SUBORDINATED NOTES. The 16% Amended and Restated Senior Subordinated Promissory Notes, due August 29, 2005, made by the Company in favor of the Purchasers pursuant to the Subordinated Agreement, and any Senior Subordinated Promissory Notes issued as payment in kind pursuant to Section 2(b) of such Notes.

                  WMF PLEDGE. The pledge of the Subordinated Debt held by WMF pursuant to the terms of the partnership agreement or other agreement of WMF pursuant to which WMF issued any bonds, promissory notes or other evidences of indebtedness.

                  2. PAYMENT SUBORDINATION.

                  2.1. GENERALLY. It is the intent of the parties hereto that the Senior Debt shall be paid in full in cash (or in a manner otherwise satisfactory to CIT and the Ableco Group Agent in their sole and absolute discretion) and that the commitments represented by the Financing Agreements shall have expired or been reduced to zero or terminated before any of the Subordinated Debt is paid. Notwithstanding the immediately preceding sentence, subject to the other provisions contained herein, the Obligors shall be permitted to pay, and the Purchasers shall be permitted to receive any regularly scheduled payments on account of principal of and interest on the Subordinated Debt, payable on the regular due date thereof as in effect on the date hereof or within any applicable grace period (together with any amounts due pursuant to Sections 2.2 or 7 of the Subordinated Agreement as in effect on the date hereof); provided that, after giving effect to such interest payments, there shall be not less than $2,500,000 of Aggregate Availability (as defined in the CIT Financing Agreement as in effect on the date hereof), and provided further that, the interest rate on the Subordinated Debt payable in cash or cash equivalents shall not exceed 13% per annum, other than pursuant to and to the extent set forth in Section 2(c) of the Subordinated Notes as in effect on the date hereof. Without limiting the generality of the foregoing, it is agreed by CIT, the Ableco Group Agent, the Purchasers and the Obligors that, so long as any Senior Debt remains outstanding, (a) notwithstanding the provisions of the last sentence of Section 2(b) of any Subordinated Note, the Obligors shall not be permitted to elect to pay PIK Interest (as defined therein) in cash or cash equivalents, (b) notwithstanding the provisions of Section 3 of any Subordinated Note, no prepayment of the Subordinated Debt shall be required or permitted to be made by the Obligors upon the consummation by the Company or any of its Subsidiaries of a public offering of its capital stock or upon a "Liquidity Event" (as defined in such Subordinated Note), (c) notwithstanding the provisions of Section 4 of any Subordinated Note, no optional prepayment or redemptions of the Subordinated Debt by the Obligors shall be permitted, and (d) notwithstanding the provisions of Section 10 of any Amended and Restated Warrant, no Put Right (as defined in such Amended and



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Restated Warrant) payment shall be permitted to be made by the Obligors;
PROVIDED, HOWEVER, that the Obligors may issue Subordinated Notes to any holder of an Amended and Restated Warrant, in accordance with Section 10 of such Amended and Restated Warrant.

                  2.2. PAYMENT DEFAULTS. No payment shall be made by the Company or any of its Subsidiaries or accepted or retained by any of the Purchasers on account of the Subordinated Debt in the event of default in the payment of any principal, interest or other amounts due in respect of the Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Debt Payment Default"), unless and until such Senior Debt Payment Default has been cured or waived in writing by CIT, the Ableco Group Agent and/or the Required Lenders, as applicable (provided that, for purposes of clarification, such cure or waiver need only be given by the Lenders that are party to the Senior Loan Documents under which such Senior Debt Payment Default arises), or otherwise has ceased to exist. Notwithstanding anything to the contrary set forth in this Section 2.2, if following a Senior Debt Payment Default, but prior to receipt by a Purchaser of written notice of such Senior Debt Payment Default from CIT or the Ableco Group Agent or any of their respective representatives (a "Senior Debt Payment Default Notice"), which Senior Debt Payment Default Notice may be given following any Senior Debt Payment Default, such Purchaser receives a payment from the Company or any of its Subsidiaries with respect to the Subordinated Debt which would otherwise be permitted under Section 2.1, such Purchaser shall be entitled to retain such payment and apply it to the Subordinated Debt unless
(i) such Purchaser receives a Senior Debt Payment Default Notice within twenty
(20) days after receipt by such Purchaser of such payment, or (ii) such Purchaser has actual knowledge that a Senior Debt Payment Default has occurred and is continuing at the time of receipt of such payment.

                  2.3. PAYMENT BLOCKAGE PERIODS. Upon the occurrence of any event of default with respect to any Senior Debt permitting the Lenders (or any requisite percentage thereof) to accelerate the maturity or demand payment thereof (other than a Senior Debt Payment Default), upon written notice of such event of default given to the Company and the Purchasers by CIT or the Ableco Group Agent or any of their respective representatives (a "Payment Blockage Notice"), which Payment Blockage Notice may be given following any such event of default, then no payment shall be made by the Company or any of its Subsidiaries or accepted or retained by any of the Purchasers on account of any of the Subordinated Debt for a period (each, a "Payment Blockage Period") commencing, with respect to any Purchaser, on the date of receipt by such Purchaser of such Payment Blockage Notice and, with respect to all Purchasers, on the date of receipt by Purchasers holding a majority of the outstanding principal amount of the Subordinated Debt of such Payment Blockage Notice and, in each case, terminating on the earliest to occur of the following dates: (a) 180 days after the date of receipt by such Purchaser or Purchasers holding a majority of the Subordinated Debt, as the case may be, of such Payment Blockage Notice (provided the Senior Debt shall not theretofore have been accelerated and provided further, that upon the rescission (if any) of such acceleration (so long as the provisions described in Section 2.2 are not then



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applicable), payments in respect of the Subordinated Debt shall resume as and to the extent set forth below), (b) the date on which such event of default shall have been cured or waived in writing by CIT, the Ableco Group Agent and the Required Lenders, or shall have ceased to exist, (c) the date on which the Senior Debt shall have been discharged or paid in full, the Lenders' commitments under the Financing Agreements and the other Loan Documents shall have been terminated and CIT shall have received cash collateral in such amount as CIT deems reasonably necessary to secure CIT in connection with any issued and outstanding Letters of Credit (as defined in the CIT Financing Agreement), or
(d) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Purchasers from CIT and the Ableco Group Agent and, after which, in the case of clauses (a) through (d), the Company shall resume making any and all required payments in respect of the Subordinated Debt, including any payments not made during the Payment Blockage Period due to the foregoing prohibitions, unless the provisions described in Section 2.2 above are then applicable. The right of CIT and the Ableco Group Agent to issue
Payment Blockage Notices and to commence a Payment Blockage Period hereunder is subject to the following limitations: (i) no event of default existing on the date of the commencement of a Payment Blockage Period shall be used as the basis for the commencement of a second Payment Blockage Period unless the same shall have been cured or waived for a period of at least 90 consecutive days, (ii) CIT and the Ableco Group Agent, collectively, shall not issue to the Purchasers more than two Payment Blockage Notices in any 360 day period, and (iii) the aggregate duration of all Payment Blockage Periods during any period of 360 consecutive days shall not exceed 180 days.

                  2.4. GENERAL. The failure to make a payment on the Subordinated Debt pursuant to Sections 2.1, 2.2 or 2.3 shall not be construed as preventing the occurrence of a default or event of default under the Subordinated Debt. Any payment permitted hereunder by the Company after a Payment Blockage Period of amounts owed to the Purchasers during the Payment Blockage Period shall be deemed a cure of any default caused by such delayed payment.

                  3. ENFORCEMENT. During any Senior Debt Payment Default or any Payment Blockage Period, any declaration that all or any portion of the unpaid principal amount of the Subordinated Debt shall be due and payable prior to its stated maturity shall not be effective unless, and the Purchasers shall not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to realize upon the Subordinated Debt or any part thereof or enforce any of the Subordinated Documents or initiate any judicial action, including initiating a filing of a petition for relief under the Bankruptcy Code, until the first to occur of: (i) acceleration of the Senior Debt, (ii) commencement of judicial enforcement of any rights or remedies under the Senior Loan Documents or applicable law with respect to the Senior Debt or the Senior Loan Documents, or commencement of an Insolvency Proceeding, or (iii) the date that is 180 days from the date CIT and Ableco Group Agent receive a Subordinated Default Notice in respect of any Subordinated Default, if such Subordinated Default shall not have been cured or waived within such period, except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable



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statute of limitation, in which case the Purchasers may commence such action but take no further action to prosecute such action until the first to occur of the events described in clauses (i), (ii) and (iii) above. Notwithstanding any provision of any Subordinated Document or any other provisions contained in this Agreement to the contrary, the Purchasers shall not have any right to accelerate or declare a default under any Subordinated Debt, and no purported default or acceleration of any Subordinated Debt shall have any effect, to the extent that such default or acceleration is premised solely upon the existence of a default or event of default under the Senior Debt if the outstanding principal amount of the Senior Debt has not then been accelerated. The Purchasers will not take or omit to take any action or assert any claim with respect to the Subordinated
Debt or otherwise which is inconsistent with the provisions of this Agreement. Subject to the prior payment in full of all Senior Debt, the Purchasers shall be subrogated to the rights of the Lenders to receive payments and distributions of cash or cash equivalents, property and securities applicable to the Senior Debt to the extent that distributions otherwise payable to the Purchasers have been applied to the Senior Debt, until all amounts payable under the Subordinated
Debt shall have been paid in full. Notwithstanding anything to the contrary stated herein, the subrogation rights of the Purchasers shall continue to apply notwithstanding any payment by any Purchaser to a holder of Senior Debt pursuant to the last sentence of Section 5 or pursuant to Section 11. Until the payment in full of the Senior Debt, the Purchasers shall not exercise any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any of its Subsidiaries or any other guarantor of or provider of collateral security for the Senior Debt, except as otherwise expressly permitted by this Agreement. The Purchasers further waive any and all rights with respect to marshalling.

                  4. PAYMENTS HELD IN TRUST. The Purchasers will hold in trust and immediately pay over to CIT, for the benefit of the Lenders, in accordance with the terms of a separate written intercreditor agreement among the Lenders, in the same form of payment received, with appropriate endorsements, for application to, or, in the sole discretion of the Lenders, in accordance with the terms of a separate written intercreditor agreement among the Lenders, to be held as collateral for, the Senior Debt, any cash or cash equivalents, securities, or other property received by the Purchasers with respect to the Subordinated Debt, whether received in connection with or during the continuance of an Insolvency Proceeding or at any other time, in each case except with respect to payments on the Subordinated Debt expressly permitted pursuant to
Section 2 or Section 6.2.

                  5. DEFENSE TO ENFORCEMENT. If any of the Purchasers, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Company or any of its Subsidiaries, then the Company or such Subsidiary may interpose as a defense or plea the making of this Agreement, and any Lender may intervene and interpose such defense or plea in its own name or in the name of the Company or such Subsidiary. If any of the Purchasers, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Documents, then any Lender, the Company, or any of its Subsidiaries may, by virtue of this Agreement, restrain the enforcement thereof in the



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name of such Lender or in the name of the Company or such Subsidiary. If any of the Purchasers, in contravention of the terms of this Agreement, obtains any cash or cash equivalents or other assets of the Company or any of its Subsidiaries as a result of any administrative, legal or equitable actions, or otherwise, such Purchaser agrees to hold in trust and forthwith to pay, deliver and assign to CIT, for the benefit of the Lenders, in accordance with the terms of a separate written intercreditor agreement among the Lenders, with appropriate endorsements, any such cash or cash equivalents for application to the Senior Debt and any such other assets as collateral for the Senior Debt, in accordance with the terms of a separate written intercreditor agreement among the Lenders.

                  6. BANKRUPTCY, ETC.

                  6.1. PAYMENTS RELATING TO SUBORDINATED DEBT. At any meeting of creditors of the Company or any of its Subsidiaries or in the event of any Insolvency Proceeding, the Lenders are hereby irrevocably authorized at any such meeting or in any such proceeding (a) to receive or collect for the benefit of the Lenders, and there shall be paid to the Lenders, any cash or cash equivalents or other assets of the Company or such Subsidiary distributed, divided or applied by way of dividend or payment, or any securities issued, on account of any Subordinated Debt, (b) to apply such cash or cash equivalents to or to hold such other assets or securities as collateral for the Senior Debt, in accordance with the terms of a separate written intercreditor agreement among the Lenders, and (c) to apply to the Senior Debt, in accordance with the terms of a separate written intercreditor agreement among the Lenders, any cash or cash equivalents and the proceeds of any realization upon such other assets or securities that the Lenders in their discretion elect to effect, until all of the Senior Debt shall have been paid in full, rendering to the Purchasers any surplus to which the Purchasers are then entitled. Upon (i) any acceleration of the principal amount due on any Subordinated Debt or (ii) any payment or distribution of assets of the Company or any of its Subsidiaries, of any kind or character, whether in cash, property or securities, following commencement of an Insolvency Proceeding, all amounts due or to become due upon all Senior Debt shall first be paid in full, before any payment is made on account of any of the Subordinated Debt; and following commencement of an Insolvency Proceeding, any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Purchasers would be entitled, except for the provisions hereof, shall be paid by the Company or any of its Subsidiaries or any other person making such payment or distribution, or by any Purchaser who receives such assets, directly to the Lenders to the extent necessary to result in all Senior Debt being paid in full, before any payment or distribution is made to the Purchasers.

                  6.2. SECURITIES BY PLAN OF REORGANIZATION OR READJUSTMENT. Notwithstanding the foregoing provisions of Section 6.1, the Purchasers shall be entitled to receive and retain any securities of the Company or any other corporation or other entity provided for by a plan of reorganization or readjustment (a) the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of



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reorganization or readjustment and (b) all other terms of which are reasonably acceptable to CIT and the Ableco Group Agent.

                  6.3. SUBORDINATED DEBT VOTING RIGHTS. At any meeting of creditors or in the event of an Insolvency Proceeding, the Purchasers shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Purchasers shall not vote with respect to any such plan or take any other action in any way so as to contest (a) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (b) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties, or (c) the Purchasers' obligations and agreements set forth in this Agreement.

                  7. LENDERS' FREEDOM OF DEALING. The Purchasers agree, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Borrowers and the Lenders may agree to increase the amount of the Senior Debt, and the Lenders may grant extensions of the time of payment or performance to and make compromises, including releases of guaranties, and settlements with the Company, its Subsidiaries and all other persons, in each case without the consent of the Purchasers or the Company or any such Subsidiaries and without affecting the agreements of the Purchasers or the Company contained in this Agreement; provided, however, that (a) nothing contained in this Section 7 shall constitute a waiver of the right of the Company or any of its Subsidiaries themselves to agree or consent to a settlement or compromise of a claim which any Lender may have against the Company or such Subsidiary, and (b) the provisions of this Section 7 shall be subject to the limitations set forth in the definition of Senior Debt.

                  8. MODIFICATION OR SALE OF THE SUBORDINATED DEBT. The Purchasers agree that they will not, at any time while this Agreement is in effect, modify or supplement any of the terms of any of the Subordinated Debt or any of the Subordinated Documents which (i) increases the maximum principal amount of the Subordinated Debt or the rate of interest on any of the Subordinated Debt (it being understood that the imposition of a default rate of interest in the amount and under such circumstances as are contained in the Subordinated Documents as in effect on the date hereof shall not be restricted by this clause (i)), (ii) accelerates the dates (including maturity dates) upon which payments of principal or interest on the Subordinated Debt are due, (iii) makes more restrictive or adds any event of default or any covenant with respect to the Subordinated Debt, (iv) changes the redemption or prepayment provisions of the Subordinated Debt, (v) alters the subordination provisions with respect to the Subordinated Debt, including, without limitation, purporting to subordinate the Subordinated Debt to any other debt, (vi) grants any liens or security interests in any assets of the Company or any of its Subsidiaries or any other assets securing the Senior Debt, (vii) changes or amends the definitions of the terms "Event of Default" or "Liquidity Event" in each case as defined in the Subordinated Documents, or (viii) changes or amends any other term of the Subordinated Documents if such change or amendment would materially increase the obligations of the Company or any of its Subsidiaries or confer additional material rights on the Purchasers or any other holder of the Subordinated Debt in a manner adverse to the Company, any such Subsidiary, or any Lender; nor will any of the Purchasers sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt (other than in connection with the WMF Pledge) to any person other than a person who agrees in a writing, reasonably satisfactory in form and substance to CIT and the Ableco Group Agent, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of such Purchaser hereunder. In the case of any such disposition by a Purchaser, such Purchaser will notify CIT and the Ableco Group Agent at least five (5) Business Days prior to the date of any of such intended disposition.

            9. AMENDMENT OF THIS AGREEMENT.

                  (a) No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by CIT, the Ableco Group Agent, Purchasers holding a majority of the Subordinated Debt, at least two of whom shall not be Affiliates (as such term is defined in the Subordinated Agreement), and, to the extent that any such modification or amendment would adversely affect the rights of the Company or any of its Subsidiaries hereunder, the Company.

                  (b) No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

            10. COMPANY'S OBLIGATIONS ABSOLUTE. By countersigning this Agreement, the Company acknowledges and consents to and agrees to perform and be bound by each provision of this Agreement which expressly recites that the Company is agreeing thereto by countersigning this Agreement. Nothing contained in this Agreement shall impair, as between the Company and any of the Purchasers, the obligation of the Company to pay to such Purchaser all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent such Purchaser (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Subordinated Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Document, all, however, subject to the rights of the Lenders as set forth in this Agreement.

            11. TERMINATION OF SUBORDINATION; REINSTATEMENT OF AGREEMENT. This Agreement shall continue in full force and effect, and the obligations and agreements of the Purchasers and the Company hereunder shall continue to be fully operative, until the

Lenders' commitments under the Financing Agreement and the other Loan Documents shall have been terminated, CIT shall have received cash collateral in such amount as CIT deems reasonably necessary to secure CIT in connection with any issued and outstanding Letters of Credit (as defined in the CIT Financing Agreement) and all of the Senior Debt shall have been paid and satisfied in full and such full payment and satisfaction shall be final and not avoidable. To the extent that the Borrowers or any guarantor of or provider of collateral for the Senior Debt (each, an "Applicable Obligor") makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that any Voided Payment is recovered from any Lender, an Event of Default shall be deemed to have existed and to be continuing from the first date of a return by such Lender of a Voided Payment until the full amount of all Voided Payments is restored to the Lenders. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that any of the Purchasers (a) receives any payments with respect to the Subordinated Debt either (i) on or at any time subsequent to the date it receives written notice from CIT or the Ableco Group Agent of any recovery from any Lender of a Voided Payment, or (ii) following commencement of an Insolvency Proceeding, or (b) has received any payments with respect to the principal amount of the Subordinated Debt within 100 days following any Lender's receipt of such Voided Payment, and such payments to such Purchaser have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Purchaser shall be obligated and hereby agrees that any such payment so held or received shall be deemed to be held or received in trust for the benefit of such Lender, and such Purchaser hereby agrees to pay to CIT or the Ableco Group Agent for the benefit of the Lenders (in accordance with the terms of a separate written intercreditor agreement among the Lenders) upon demand (made, in the case of any payment described in clause (b) above, within the 100-day period specified in such clause (b)), the full amount so held or received by such Purchaser to the extent necessary fully to restore to the Lenders the amount of such Voided Payment, provided that if such Purchaser reasonably believes at the time any such payment is required to be made by it to the Lenders pursuant to clause (b) above that (notwithstanding the provisions of Section 3) such Purchaser would not have an effective right of subrogation against the Applicable Obligor were such payment to be made to the Lenders, upon not less than five (5) Business Days prior written notice to CIT and the Ableco Group Agent, such Purchaser may make such payment to the Applicable Obligor. Upon the payment and satisfaction in full of all of the Senior Debt and the termination of the Lenders' commitments under the Financing Agreement and the other Loan Documents, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

            12. NOTICES.

                  (a) The Purchasers will provide CIT and the Ableco Group Agent, promptly and in any event within five (5) Business Days of the occurrence of a Subordinated Default as to which any Purchaser has actual knowledge, with a Subordinated Default Notice of such Subordinated Default.

                  (b) All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if mailed (by registered or certified mail, postage prepaid), telecopied or delivered as follows:

                  If to CIT:

                  The CIT Group/Business Credit, Inc.
                  1211 Avenue of the Americas
                  New York, New York  10036
                  Attention: Peter Skavla, Regional Manager
                  Telephone No. (212) 790-9170
                  Telecopier:  (212) 536-1295

                  with a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York  10036-7798
                  Attention:  Steven K. Weinberg, Esq.
                  Telephone: (212) 479-6240
                  Telecopier: (212) 479-6275

                  If to Ableco Group Agent:

                  Ableco Finance LLC
                  450 Park Avenue, 28th Floor
                  New York, New York  10022
                  Attention: Eric F. Miller
                  Telephone: (212) 891-1549
                  Telecopier: (212) 758-5305

                  with a copy to:

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention: Frederic L. Ragucci, Esq.
                  Telephone: (212) 756-2000
                  Telecopier: (212) 593-5955

                  If to any of the Purchasers, at the addresses (including the address(es) for copies) therefor set forth on Schedule I attached hereto or in writing signed by a Person who agrees to become a party to this Agreement and succeed to all of the rights and be bound by all of the obligations of a Purchaser under this Agreement in accordance with Section 8.

                  If to the Company:

                  TransTechnology Corporation
                  700 Liberty Avenue
                  Union, New Jersey  07083
                  Attention:  Mr. Joseph F. Spanier
                  Telephone: (908) 580-5110
                  Telecopier: (908) 686-6921

                  with a copy to:

                  Hahn, Loeser & Parks, LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio  44114
                  Attention:  Steven H. Sneiderman, Esq.
                  Telephone: (216) 274-2520
                  Telecopier: (216) 241-2824

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective (i) if sent by registered or certified mail, when received or three
(3) Business Days after mailing, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, provided same is on a Business Day and if, not, on the next Business Day or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

                  (c) Any notices to the Purchasers under Section 12 shall be deemed to be given to each member of an Affiliated Holder Group if one such notice is delivered to any member of such Affiliated Holder Group. The initial Affiliated Holder Groups and members thereof are set forth on Schedule I hereto. In the event that more than six (6) separate Affiliated Holder Groups are holders of Subordinated Debt, the Purchasers holding a majority of the outstanding principal amount of the Subordinated Debt shall appoint an agent, who shall be designated in writing to CIT and the Ableco Group Agent, to act as agent for all of the Purchasers, and from and after such time, any and all notices required to be given to the Purchasers under this Section 12 shall be given to such agent at the address of such agent provided by or for it in writing to CIT and the Ableco Group Agent; provided, however, that until any such agent is so designated, WMF shall be deemed to be such agent (and WMF hereby agrees to act as such agent and to immediately forward any and all notices received by it under this Section 12 in such capacity to each Purchaser). Notwithstanding anything to the contrary contained in this Section 12, (i) CIT and the Ableco Group Agent shall not be required to give any notices required to be given under this Section 12 to any transferee or assignee of a Purchaser that has not provided CIT and the Ableco Group Agent with notice information in writing, (ii) CIT and the Ableco Group Agent shall not be required to recognize any transferee or assigneee of a Purchaser as a member of an Affiliated Holder Group unless CIT and the Ableco Group Agent has been notified of such affiliation in writing, and (iii) CIT and the Ableco Group Agent may rely upon any written statement by a holder of a Subordinated Note that such holder is acting on behalf of the Purchasers holding a majority of the outstanding principal amount of the Subordinated Debt.

            13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            14. JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                  (b) EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY AND EACH PURCHASER (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT CIT AND THE ABLECO GROUP AGENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

            15. WAIVER OF RIGHTS. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

            16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

            17. FURTHER ASSURANCES, ETC. Each of CIT, the Ableco Group Agent, the Purchasers and, by countersigning this Agreement, the Company agrees to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to CIT and the Ableco Group Agent, and shall take such other action, in each case as CIT or the Ableco Group Agent may reasonably request (at the sole cost and expense of the Company which, by countersigning this Agreement, agrees to pay such reasonable costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as CIT or the Ableco Group Agent may deem desirable, this Agreement or such other documents or instruments.

            18. LEGENDS. Each Subordinated Note and any other instrument evidencing the Subordinated Debt shall contain in a conspicuous manner the following legend:

                  "THIS NOTE [OR OTHER INSTRUMENT] AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE TO THE SENIOR DEBT AS DEFINED IN, AND IN THE MANNER AND TO THE EXTENT SET FORTH IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF AUGUST 7, 2002 AMONG TRANSTECHNOLOGY CORPORATION, A DELAWARE CORPORATION, THE PURCHASERS (AS DEFINED THEREIN), THE CIT GROUP/BUSINESS CREDIT, INC., A NEW YORK CORPORATION AND ABLECO FINANCE LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS AGENT. EACH HOLDER OF THIS NOTE [OR OTHER INSTRUMENT] BY ITS ACCEPTANCE HEREOF SHALL BE BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT."

            19. MISCELLANEOUS.

                  (a) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements with respect to such subject matters. To the extent any provision of this Agreement conflicts with any of the Credit Documents, as between the parties hereto the provisions of this Agreement shall be controlling. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement. This Agreement shall be binding upon the Company and shall be binding upon, and shall inure to the benefit of the Purchasers and the Lenders, their respective successors and assigns, any lender or lenders refunding or refinancing any of the Senior Debt or Subordinated Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party. In the event that any lender or lenders refund or refinance any of the Senior Debt, the terms "CIT Financing Agreement", "Ableco Financing Agreement", "Loan Documents", "Event of Default" and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein. References herein to "Sections" are, unless expressly stated otherwise, references to Sections of this Agreement.

                  (b) The Purchasers have not received and are not a party to the separate written intercreditor agreement among the Lenders referred to herein, and such Purchasers are not in any way responsible for the application of payments to be made thereunder or any actions to be taken thereunder.

                  IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor and Subordination Agreement as of the date first above written.

                                        THE CIT GROUP/BUSINESS CREDIT, INC.

                                        By:  /S/ Suzanne Cozine
                                             ----------------------------------
                                                 Name: Suzanne Cozine
                                                 Title: Vice President

                                        ABLECO FINANCE LLC, as agent
                                        and as a lender


                                        By: /S/ Kevin Genda
                                            -----------------------------------
                                        Name:    Kevin Genda
                                                 Title: Senior Vice President

                                        J. H. WHITNEY MEZZANINE FUND, L.P.


                                        By: Whitney GP, L.L.C.,
                                           its General Partner

                                        By:      /S/ Robert M. Williams Jr.
                                                 ------------------------------
                                        Name:    Robert M. Williams Jr.
                                        Title:   Partner



                                        ALBION ALLIANCE MEZZANINE
                                        FUND I, L.P.

                                        By: Albion Alliance LLC,
                                            its General Partner

                                             By: /S/ Charles A. Gonzalez
                                                 ------------------------------
                                                 Name: Charles A. Gonzalez
                                                 Title: Managing Director

                                            ALBION ALLIANCE MEZZANINE
                                            FUND II, L.P.

                                            By: AA Mezz II G.P., LLC,
                                                its General Partner

                                            By: Albion Alliance, LLC,
                                                its Sole Member

                                            By: /s/ Charles A. Gonzalez
                                                -------------------------------
                                            Name: Charles A. Gonzalez
                                            Title: Managing Director

                                            THE EQUITABLE LIFE ASSURANCE
                                            SOCIETY OF THE UNITED STATES

                                            By: /s/ James C. Pendergast
                                               ---------------------------------
                                               Name: James C. Pendergast
                                               Title: Investment Officer

                                            FLEET CORPORATE FINANCE, INC.

                                            By: /s/ John S. Bowman
                                               ---------------------------------
                                               Name: John S. Bowman
                                               Title: Senior Vice President

                                            CITIZENS CAPITAL, INC.

                                            By:  /s/ DAVID MORRIS
                                               ---------------------------------
                                               Name: David Morris
                                               Title:   Principal

Accepted and Agreed to:


BORROWERS:

TRANSTECHNOLOGY CORPORATION

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President, Secretary and General Counsel

NORCO, INC.

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

TCR CORPORATION

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary


GUARANTORS:

RETAINERS, INC.

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

TRANSTECHNOLOGY INTERNATIONAL CORPORATION, a
Delaware corporation

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

TRANSTECHNOLOGY INTERNATIONAL CORPORATION, a
U.S. Virgin Islands international business company

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

TTERUSA, INC.

By:      /s/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

RANCHO TRANSTECHNOLOGY CORPORATION

By:      /S/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

SSP INDUSTRIES

By:      /S/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

SSP INTERNATIONAL SALES, INC.

By:      /S/ Gerald C. Harvey
         -----------------------------------------------------
         Name:     Gerald C. Harvey
         Title:   Vice President and Secretary

                                   SCHEDULE I

                   ADDRESSES FOR NOTICE PURSUANT TO SECTION 12


1. Initially each of the Purchasers shall constitute an individual Affiliated Holder Group.

2. All notices and other communications shall be given to the Purchasers as follows:

                           If to WMF:
                                    J. H. Whitney Mezzanine Fund, L.P.
                                    177 Broad Street, 15th Floor
                                    Stamford, Connecticut 06901
                                    Telecopier No.:  (203) 973-1422
                                    Attention:     Daniel J. O'Brien
                                                   Robert M. Williams, Jr.

                           with a copy to:
                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Telecopier No.:  (212) 735-8704
                                    Attention:     David A. Scherl, Esq.
                                                   Jack Levy, Esq.

                           If to Albion I:
                                    Albion Alliance Mezzanine Fund I, L.P.
                                    1345 Avenue of the Americas
                                    New York, New York  10105
                                    Telecopier No.:  (212) 969-6659
                                    Attention:     Charles A. Gonzales

                           with a copy to:
                                    Alliance Capital Magement
                                    1345 Avenue of the Americas
                                    New York, New York  10105
                                    Telecopier No.:  (212) 969-1334
                                    Attention:     Adam R. Spilka, Esq.

                           If to Albion II:
                                    Albion Alliance Mezzanine Fund II, L.P.
                                    1345 Avenue of the Americas
                                    New York, New York  10105

                                    Telecopier No.:  (212) 969-6659
                                    Attention:  Charles A. Gonzales

                           with a copy to:
                                    Alliance Capital Magement
                                    1345 Avenue of the Americas
                                    New York, New York  10105
                                    Telecopier No.:  (212) 969-1334
                                    Attention:     Adam R. Spilka, Esq.


                           If to Equitable:
                                    The Equitable Life Assurance Society of the
                                      United States
                                    c/o Albion Alliance
                                    1345 Avenue of the Americas
                                    New York, New York  10105
                                    Telecopier No.:  (212) 969-6659
                                    Attention:  Charles A. Gonzalez

                           with a copy to:
                                    AXA Financial/Equitable
                                    1290 Avenue of the Americas
                                    12th Floor, Legal Department
                                    New York, NY 10104
                                    Telecopier No.:  (212) 707-7981
                                    Attention:  Lydia Pitts, Esq.

                           If to Fleet:
                                    Fleet Corporate Finance, Inc.
                                    One Federal Street
                                    Boston, MA  02110
                                    Telecopier No.:  (617) 434-4970
                                    Attention:  Bradley Stewart

                           If to Citizens:
                                    Citizens  Capital, Inc.
                                    28 State Street
                                    38th Floor
                                    Boston, MA  02109
                                    Telecopier No.:  (617) 725-5630
                                    Attention:  David G. Morris